SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 12/31/2007
FILE NUMBER 811-2699
SERIES NO.: 7


74U. 1 Number of shares outstanding (000's omitted)
       Class A                                          36,432
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                           2,342
       Class C                                           1,118
       Class R                                           1,285
       Investor Class                                    9,189
       Institutional Class                               8,064

74V. 1  Net asset value per share (to nearest cent)
       Class A                                          $29.00
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                          $25.71
       Class C                                          $25.69
       Class R                                          $28.48
       Investor Class                                   $29.76
       Institutional Class                              $30.01